Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Hanover Bancorp, Inc. on Form S-1 of our report dated December 22, 2021 on the consolidated financial statements of Hanover Bancorp, Inc. and to the reference to us under the heading “Experts” in this prospectus.

Crowe LLP

Livingston, New Jersey

February 23, 2022